Exhibit 10.3
EXHIBIT 3.2
FORM OF COMMON STOCK PURCHASE WARRANT
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE ACT OR IS OTHERWISE EXEMPT FROM SUCH REGISTRATION.
HEALTHWAYS, INC.
 Common Stock Purchase Warrant
Warrant Shares:  [_______]                                Issue Date:  [_______], 201_
THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, CareFirst Holdings, LLC, its successors and permitted assigns (together, "Holder") is entitled, at any time on or after the Issue Date specified above and prior to 5:00 p.m., New York City time, on the fifth anniversary of the Issue Date (the "Expiration Date"), to purchase from Healthways, Inc., a Delaware corporation ("Company"), up to the number of fully paid and non-assessable shares (the "Shares") of Common Stock, par value $0.001 per share, of Company (the "Common Stock") specified above (the "Warrant Shares") at an initial exercise price of $[_______] per Share (the "Warrant Exercise Price") or to convert this Warrant into Shares, in each case subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant has been issued pursuant to an Investment Agreement, dated as of October 1, 2013, between Company and Holder (as it may be amended from time to time in accordance with its terms, the "Investment Agreement").  Initially capitalized terms not defined herein shall have the respective meanings assigned to them in the Investment Agreement.

1.            EXERCISE.

1.1            Method of Exercise.  Holder may exercise this Warrant in whole or in part to purchase Shares for cash by (a) delivering to Company, in accordance with Section 6.2, a duly executed facsimile or electronic (pdf) copy of a Notice of Exercise in substantially the form attached as Appendix 1 (or by delivery of an original or copy of such Notice of Exercise by any other method permitted for providing notices under Section 6.2) and (b) causing this Warrant to be delivered to Company, in accordance with Section 6.2, as soon as reasonably practicable on or following the date on which Notice of Exercise is delivered to Company (but no later than within two Business Days following the date on which the Notice of Exercise is delivered to Company).  Unless Holder is exercising the conversion right provided for in Section 1.2, Holder shall, within three Trading Days following the date of exercise as aforesaid, also deliver to Company a certified or bank cashier's check, wire transfer of immediately available funds (to an account designated by Company), or other form of payment acceptable to Company, in the amount of the aggregate Warrant Exercise Price for the Shares being purchased.

1.2            Conversion Right.  In lieu of exercising this Warrant to purchase Shares for cash in accordance with Section 1.1, Holder may, at its option, from time to time convert this Warrant, in whole or in part and without any obligation to pay the Warrant Exercise Price, into that number of Shares determined by dividing (x) the aggregate Fair Market Value of the Shares in respect of which this Warrant is being converted minus the aggregate Warrant Exercise Price of such Shares by (y) the Fair Market Value of one Share.  The Fair Market Value of one Share shall be determined pursuant to Section 1.3, and this Warrant shall automatically be deemed to be converted as provided in Section 1.6.  Holder may exercise such conversion right under this Warrant in whole or in part by (a) delivering to Company, in accordance with Section 6.2, a duly executed facsimile or electronic (pdf) copy of a Notice of Exercise in substantially the form attached as Appendix 1 (or by delivery of an original or copy of such Notice of Exercise by any other method permitted for providing notices under Section 6.2) and (b) causing this Warrant to be delivered to Company, in accordance with Section 6.2, as soon as reasonably practicable on or following the date on which Notice of Exercise is delivered to Company (but no later than within two Business Days following the date on which the Notice of Exercise is delivered to Company).

1.3            Fair Market Value.  For purposes of this Warrant, "Fair Market Value" shall mean, with respect to one Share for any date, the price determined by the first of the following clauses that applies:  (a) the average of the daily volume weighted average trading price of the Common Stock for the five Trading Days immediately prior to such date on the Principal Trading Market, or (b) if the Common Stock is not so listed or quoted, as reasonably determined by the Company Board in good faith (provided, that in the event Holder's conversion right under Section 1.2 is exercised or deemed exercised in connection with an Acquisition, the Fair Market Value shall be determined based upon the cash and fair market value of any securities and other consideration as would have been paid for or in respect of each Share issuable (as of immediately prior to the closing of the Acquisition) upon exercise of this Warrant as if such Share had been issued and outstanding on and as of the closing of such Acquisition).

1.4            Delivery of Certificate and New Warrant.  Within three Trading Days after Holder exercises under Section 1.1 or converts under Section 1.2 this Warrant and, if applicable, Company receives payment of the aggregate Warrant Exercise Price, Company shall deliver to Holder certificates (or non-certificated Shares represented by book-entry on the records of Company or Company's transfer agent (the "Book-Entry Shares")) for the Shares acquired  and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares not so acquired.  The Shares shall be deemed to have been issued, and Holder or any other Person designated by Holder to be named therein shall be deemed to have become a holder of record of such Shares for all purposes as of the date this Warrant shall have been exercised or converted.  If Company fails to deliver a certificate or certificates (or Book-Entry Shares) for the Shares as provided herein, in addition to any other remedy available to Holder hereunder, at law or in equity, Holder shall have the right to rescind the exercise or conversion of this Warrant.

1.5            Consolidation, Merger or Sale.  In case of any consolidation of Company with, or merger of Company with or into, any other corporation or other Person, or in case of any sale or conveyance of all or substantially all of the assets of Company other than in connection with a plan of complete liquidation of Company (collectively, an "Acquisition"), adequate provision shall be made whereby Holder shall have the right to acquire and receive upon exercise or conversion of this Warrant in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable upon the exercise or conversion of this Warrant, such shares of capital stock, securities or property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise or conversion of this Warrant if such consolidation, merger, sale or conveyance had not taken place. In any such case, Company shall make appropriate provision to insure that the provisions of this Section 1.5 shall thereafter be applicable as nearly as may be in relation to any shares of capital stock, securities or property thereafter deliverable upon the exercise or conversion of this Warrant.  If an exercise or conversion of this Warrant shall be made in connection with any Acquisition, such exercise or conversion may at Holder's election be conditioned upon the consummation of such Acquisition, in which case such exercise or conversion shall not be deemed to be effective until immediately prior to the consummation of such Acquisition.

1.6            Automatic Conversion upon Expiration.  So long as the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is then greater than the Warrant Exercise Price then in effect and Holder shall not have notified Company in writing to the contrary prior to such automatic conversion, this Warrant shall, to the extent not previously exercised or converted, automatically be deemed to have been fully converted pursuant to Section 1.2 above (even if not surrendered) as of immediately before any expiration, termination or cancellation of this Warrant, and Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion, or any consideration payable in respect of such Shares in connection with an Acquisition, if applicable, to Holder.

2.            ADJUSTMENTS TO THE SHARES.

2.1            Stock Dividends, Splits, Etc.  If, at any time while this Warrant is outstanding, Company declares or pays a dividend or other distribution on the outstanding shares of the Common Stock payable in additional shares of the Common Stock or other securities (including rights to acquire securities), then upon exercise or conversion of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number of shares of Common Stock or the total number and kind of other securities, as applicable, to which Holder would have been entitled had Holder held such Shares as of the date on which a record is taken for such dividend or other distribution.  If Company subdivides the outstanding shares of the Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Exercise Price shall be proportionately decreased as of the date on which a record is taken for such subdivision.  If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased as of the date on which a record is taken for such combination or consolidation.

2.2            Reorganization, Reclassification, Exchange, Conversion or Substitution.  Upon any reorganization, reclassification (other than a subdivision, combination or consolidation referred to in Section 2.1), exchange, conversion, substitution or similar event affecting the outstanding shares of the Common Stock at any time while this Warrant is outstanding, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised in full immediately before such reorganization, reclassification, exchange, conversion, substitution or similar event, at an aggregate Warrant Exercise Price not exceeding the aggregate Warrant Exercise Price in effect as of immediately prior thereto.  Promptly following written request from Holder, Company or its successor shall issue to Holder a certificate pursuant to Section 2.7 setting forth the number, class and series or other designation of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reorganization, reclassification, exchange, conversion, substitution or similar event.  The provisions of this Section 2.2 shall similarly apply to successive reorganizations, reclassifications, exchanges, conversions, substitutions, and similar events.

2.3            Distributions.  If Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or other assets (excluding (a) evidences of indebtedness and other assets referred to in Section 2.1 or Section 2.2 above, and (b) dividends or distributions paid in cash), then in each such case the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Fair Market Value determined as of the record date mentioned above and of which the numerator shall be such Fair Market Value on such record date less the then per share fair market value at such record date of the portion of such evidences of indebtedness or assets so distributed with respect to one outstanding share of Common Stock as determined by the Company Board in good faith.

2.4            No Impairment.  Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution, issue, sale of securities, closing of its stockholder books and records, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 2 and in taking all such actions as may be necessary or appropriate to protect Holder's rights under this Warrant against impairment.

2.5            Fractional Shares.  No fractional Share shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of this Warrant, Company shall eliminate such fractional share interest by paying Holder cash in the amount computed by multiplying the fractional interest by the Fair Market Value (as determined pursuant to Section 1.3) of a full Share.

2.6            Certificate as to Adjustments.  Upon each adjustment of the Warrant Exercise Price, the Common Stock and/or number of Shares, or upon the occurrence of any transaction or event described in this Section 2, Company shall promptly notify Holder thereof in writing, and, at Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Exercise Price, Common Stock and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Exercise Price, Common Stock and number of Shares.

3.            CERTAIN AGREEMENTS.  Company hereby covenants and agrees as follows:

3.1            Shares to be Fully Paid. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be duly and validly issued, fully paid and non-assessable and not subject to the preemptive or other similar rights of the stockholders of Company.

3.2            Reservation of Shares. Until the Expiration Date, Company at all times shall have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant in full.

3.3            Successors and Assigns. This Warrant shall be binding upon any entity succeeding to Company by merger, consolidation, or acquisition of all or substantially all Company's assets or all or substantially all of Company's outstanding capital stock or otherwise.

3.4            Issue Tax. The issuance of certificates for Warrant Shares upon the exercise or conversion of this Warrant shall be made without charge to Holder or such Warrant Shares for any issuance tax or other costs in respect thereof, provided that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than Holder.

3.5            No Rights or Liabilities as a Stockholder. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of Company. No provision of this Warrant, in the absence of affirmative action by Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the Warrant Exercise Price or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

4.            TRANSFER AND REPLACEMENT OF WARRANT.

4.1            Restriction on Transfer. This Warrant and the rights granted to Holder are transferable and assignable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in substantially the form attached as Appendix 2, at the office or agency of Company referred to in Section 4.4, provided, however, that (a) any transfer or assignment to an Affiliate of Holder shall be subject to the conditions set forth in Sections 6.11, 7.1(e) and 8 of the Investment Agreement and (b) during the Restricted Period, Holder shall not transfer or assign this Warrant or the rights granted to Holder to any Person other than an Affiliate of Holder.  Until due presentment for registration of transfer on the books of Company, Company may treat the registered holder hereof as the owner and Holder for all purposes, and Company shall not be affected by any notice to the contrary.

4.2            Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, Company, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

4.3            Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement, this Warrant shall be promptly canceled by Company. Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of a new Warrant issued to Holder or transferees, as applicable.

4.4            Register. Company shall maintain, at its principal executive offices (or such other office or agency of Company as it may designated by notice to Holder), a register for this Warrant, in which Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

5.            REGISTRATION RIGHTS.  The shares of Common Stock issuable upon exercise or conversion of this Warrant shall be "Registrable Common Shares" under that certain Registration Rights Agreement, dated as of October 1, 2013, by and between Company and Holder.

6.            MISCELLANEOUS.

6.1            Term.  This Warrant is exercisable or convertible in whole or in part at any time and from time to time on or before the Expiration Date.

6.2            Notices.   All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the next Business Day, in each case with electronic confirmation of receipt, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.  Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses.

if to Company, to:

Healthways, Inc.
701 Cool Springs Blvd.
Franklin, TN  37067
Attention: General Counsel
Fax: 615-778-0486
Email:  Mary.Flipse@healthways.com

if to Holder, to:

CareFirst Holdings, LLC
1501 Clinton Street
Baltimore, Maryland 21224
Attention: Executive Vice President, General Counsel and Corporate Secretary
Fax: 410-505-6654
Email:  Meryl.Burgin@CareFirst.com

6.3            Waivers.  The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to Holder whether at law, in equity, or otherwise.  No delay, forbearance, or neglect by Holder, whether in one or more instances, in the exercise of any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Warrant shall constitute or be construed as a waiver thereof.  No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Warrant, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by Holder.  No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

6.4            Specific Enforcement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

6.5            Counterparts.  This Warrant may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Warrant.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.6            Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.7            Successors and Assigns.  Except as provided in Section 4, this Warrant and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto; provided, however, that Holder may, without obtaining the prior written consent of Company, assign, delegate, or otherwise transfer its rights and obligations hereunder to any Affiliate of Holder; and provided further that any such assignment, delegation or transfer to an Affiliate of Holder shall not release Holder from its obligations hereunder.  Company shall execute such acknowledgements of such assignments in such form as Holder may from time to time reasonably request.  Any attempted assignment, delegation, or transfer in violation of this Section 6.7 shall be void and of no force or effect.

6.8            Amendment.  This Warrant may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Warrant and signed by Company and Holder.

6.9            Severability.  Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Warrant.

6.10            Descriptive Headings; No Strict Construction.  The descriptive headings of this Warrant are inserted for convenience only and do not constitute a substantive part of this Warrant. The parties to this Warrant have participated jointly in the negotiation and drafting of this Warrant. If an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant. The parties agree that prior drafts of this Warrant shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Warrant.
 [signature page follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Common Stock Purchase Warrant by their duly authorized representatives as of the date first above written.

COMPANY HEALTHWAYS, INC. By: _________________________________ Name: Title:

HOLDER CAREFIRST HOLDINGS, LLC By:_________________________________ Name: Title:

APPENDIX 1

NOTICE OF EXERCISE

TO:  HEALTHWAYS, INC.

1.            The undersigned hereby elects to purchase _____ Shares of the Common Stock of Healthways, Inc. pursuant to the terms of the attached Common Stock Purchase Warrant (the "Warrant") issued to the undersigned (or the undersigned's predecessor or assignor), and shall tender payment of the exercise price in full in accordance with the terms of the Warrant.

2.            Payment shall take the form of (check applicable box):

[   ]            in lawful money of the United States; or

[ ]	the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Section 1.2 of the Warrant, to exercise the Warrant with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1.2 of the Warrant.

3.            Please issue a certificate or certificates (or Book-Entry Shares) representing said Shares in the name of the undersigned or in such other name as is specified below:

The Shares shall be delivered by physical delivery of a certificate (or Book-Entry Shares) to:

[SIGNATURE OF HOLDER]

Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

Date of exercise under Section 1.1 of the Warrant or date of exercise of conversion right under Section 1.2 of the Warrant is the date this Notice is deemed effectively given under Section 6.2 of this Warrant.

APPENDIX 2

ASSIGNMENT FORM

(To Assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED,

(check first box OR fill in number of Shares in second box)

[___] all of the Warrant

OR

[__________] shares of the foregoing Warrant

and all rights evidenced thereby are hereby assigned to:

________________________________________________________ whose address is ____________________________________________________________________________________________________________________________________________.

Dated:____________________, _________

Holder's Signature: _________________________

Holder's Address: __________________________
      __________________________